SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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IDERA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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IDERA PHARMACEUTICALS, INC.
345 Vassar Street
Cambridge, Massachusetts 02139
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 7, 2006
       The 2006 Annual Meeting of the Stockholders of Idera Pharmaceuticals, Inc. (the “Company”) will be held on June 7, 2006 at 10:00 a.m., local time, at the Hotel @ MIT, 20 Sidney Street, Cambridge, Massachusetts (the “Annual Meeting”), for the purpose of considering and voting upon the following matters:

1.	To elect two Class II Directors to the Company’s Board of Directors (the “Board of Directors”) for the ensuing three years.

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), from 200,000,000 shares to 290,000,000 shares.

3.	To approve an amendment to the 2005 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 5,000,000 shares to 9,000,000 shares.

4.	To approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 500,000 shares to 1,000,000 shares.

5.	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-four reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 75,000,000 shares, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of the Company’s stockholders.

6.	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-six reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 50,000,000 shares, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of the Company’s stockholders.

7.	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-eight reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 40,000,000 shares, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of the Company’s stockholders.

8.	To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 35,000,000 shares, such amendment to be effected in the sole discretion of the Board of Directors without further approval or authorization of the Company’s stockholders.

9.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      The Board of Directors presently has no knowledge of any other business to be transacted at the Annual Meeting or any adjournment thereof.
      The Board of Directors has fixed the close of business on April 10, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Robert G. Andersen, Secretary
Cambridge, Massachusetts
                , 2006
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
Comparative Stock Performance
PROPOSAL 2 -- INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 -- INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2005 STOCK INCENTIVE PLAN
PROPOSAL 4
PROPOSAL 5
PROPOSAL 6
PROPOSAL 7
PROPOSAL 8
ACCOUNTING MATTERS
OTHER MATTERS

IDERA PHARMACEUTICALS, INC.
345 Vassar Street
Cambridge, Massachusetts 02139
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 7, 2006
       This Proxy Statement and the enclosed form of proxy are being furnished by the Board of Directors (the “Board of Directors” or the “Board”) of Idera Pharmaceuticals, Inc. (“Idera” or the “Company”) in connection with the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 7, 2006 at 10:00 a.m., local time, at the Hotel @ MIT, 20 Sidney Street, Cambridge, Massachusetts or any adjournment or postponement of the Annual Meeting.
      All shares represented by proxy will be voted in accordance with the instructions of the stockholder. If no instructions are provided, proxies will be voted for the director nominees and in favor of the matters set forth in the accompanying Notice of Annual Meeting. A registered stockholder may revoke a proxy at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder is registered on the books of the Company and gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.
      The Notice of the Annual Meeting, this Proxy Statement, the enclosed proxy and the Company’s 2005 Annual Report to Stockholders, which contains the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, without exhibits, are being mailed to stockholders on or about [                    ], 2006. Exhibits to the Company’s Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention: Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139.

Voting Securities and Votes Required
      On April 10, 2006, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 133,737,114 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock entitles the holder to one vote on each of the matters to be considered at the Annual Meeting.
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by executed proxies received by the Company, including shares that are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more of the matters to be voted upon (“broker non-votes”), and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for purposes of establishing a quorum at the Annual Meeting.
      The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock present or represented and voting at the Annual Meeting is required for the approval of the amendments to the Company’s 2005 Stock Incentive Plan and the Company’s 1995 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the Company’s outstanding Common Stock entitled to vote at the meeting is required for the approval of the amendments to the Company’s Restated Certificate of Incorporation (i) to increase the number of authorized shares of Common Stock from 200,000,000 to 290,000,000, (ii) to effect a one-for-four reverse stock split, (iii) to effect a one-for-six reverse stock split, (iv) to effect a one-for-eight reverse stock split and (v) to effect a one-for-ten reverse stock split.
      Shares will not be counted as votes in favor of a matter, and will also not be counted as votes cast or shares voting on such matter, if the holder of the shares either withholds the authority to vote for a particular director nominee or nominees or abstains from voting on a particular matter or if the shares constitute broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have no effect on the election of directors, the proposed amendment to the 2005 Stock Incentive Plan or the proposed amendment to the 1995 Employee Stock Purchase Plan, but will have the same effect as a vote against each of the proposed amendments to the Company’s Restated Certificate of Incorporation.
Security Ownership of Certain Beneficial Owners and Management
      On March 31, 2006, Idera had 133,726,085 shares of Common Stock issued and outstanding. The following table sets forth certain information about the beneficial ownership of Common Stock, as of March 31, 2006 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name of Beneficial Owner	Beneficial Ownership	Outstanding(1)

5% Stockholders
Felix J. Baker and Julian C. Baker(2)	18,181,820	13.6%
667 Madison Avenue New York, NY 10021
Youssef El Zein(3)	14,779,321	10.5%
c/o Optima Life Sciences Limited St. James’s Chambers 64A Athol Street Isle of Man IM1 1JE
Optima Life Sciences Limited(4)	11,296,779	8.1%
St. James’s Chambers 64A Athol Street Isle of Man IM1 1JE
Other Directors and Named Executive Officers
Sudhir Agrawal, D. Phil(5)	6,903,593	4.9%
Robert G. Andersen(6)	1,306,705	1.0%
Paul C. Zamecnik, M.D.(7)	1,023,975	*
James B. Wyngaarden, M.D.(8)	824,750	*
C. Keith Hartley(9)	428,488	*
William S. Reardon(10)	82,016	*
Robert W. Karr, M.D.(11)	66,889	*
Alison Taunton-Rigby, Ph.D.(12)	42,500	*
All directors and executive officers as a group (8 persons)(13)	25,458,237	17.0%

*	Less than 1%

(1)	The number of shares beneficially owned by each person is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the stockholder has the sole or shared voting power or investment power and any shares that the stockholder has the right to acquire within 60 days of March 31, 2006 through the conversion of any convertible security or the exercise of any stock option, warrant or other right. Unless otherwise indicated, each stockholder has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)	Consists of shares of Common Stock held by the following entities:

Shares of
Registered Holder	Common Stock

Baker Brothers Investments, L.P.	562,804
Baker Brothers Investments II, L.P.	508,612
Baker Biotech Fund I, L.P.	5,590,488
Baker Biotech Fund II, L.P.	5,094,924
Baker Biotech Fund II(Z), L.P.	674,120
Baker Biotech Fund III, L.P.	4,595,732
Baker Biotech Fund III(Z), L.P.	811,124
14159, L.P.	344,016

Total	18,181,820
       By virtue of their ownership of entities that have the power to control the investment decisions of the limited partnerships listed in the table above, Felix J. Baker and Julian C. Baker may each be deemed to be beneficial owners of shares owned by such entities and may be deemed to have shared power to vote or direct the vote of and shared power to dispose or direct the disposition of such securities.

(3)	Includes 68,000 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006. Also includes (a) 2,203,734 shares of Common Stock issuable upon the exercise of warrants held by Optima Life Sciences Ltd. (“Optima”), (b) 5,606,809 shares of Common Stock held by Optima, (c) 3,486,236 shares of Common Stock issuable upon conversion of the 4% convertible subordinated notes due April 30, 2008 held by Optima and (d) 1,585,707 shares of Common Stock issuable upon the exercise of warrants held by Pillar Investment Ltd. (“Pillar”). Mr. El Zein is a director of Pillar and a director of Optima. Pillar is the manager and investment advisor of Optima and holds all of the voting shares of Optima. Because of his relationship with Pillar and Optima, Mr. El Zein may be deemed to beneficially own all of the shares of Common Stock that Pillar and Optima beneficially own. Mr. El Zein is a director of the Company.

(4)	Includes 2,203,734 shares of Common Stock issuable upon the exercise of warrants held by Optima. Also includes 3,486,236 shares of Common Stock issuable upon conversion of the convertible notes held by Optima.

(5)	Includes 6,726,433 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006.

(6)	Includes 1,206,705 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006.

(7)	Dr. Paul C. Zamecnik is a retiring member of the Board of Directors whose term will end on June 7, 2006. Dr. Zamecnik’s beneficial ownership includes 219,000 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006, and 20,548 shares of Common Stock issuable upon the exercise of warrants.

(8)	Includes 563,000 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006, and 10,274 shares of Common Stock issuable upon the exercise of warrants.

(9)	Includes 75,000 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006.

(10)	Includes 65,000 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006.

(11)	Includes 62,499 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006.

(12)	Consists of 42,500 shares of Common Stock subject to outstanding stock options, which are exercisable within the 60-day period following March 31, 2006.

(13)	Includes 9,028,137 shares of Common Stock subject to outstanding stock options held by the directors and executive officers, which are exercisable within the 60-day period following March 31, 2006, and 3,820,263 shares of Common Stock issuable upon the exercise of warrants held by directors and officers. Also includes securities owned by Optima and Pillar as set forth in Note (3) above.

PROPOSAL 1 — ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes and currently consists of two Class I Directors (C. Keith Hartley and William S. Reardon), three Class II Directors (Dr. Robert W. Karr, Dr. James B. Wyngaarden and Dr. Paul C. Zamecnik) and three Class III Directors (Dr. Sudhir Agrawal, Youssef El Zein and Dr. Alison Taunton-Rigby). The terms of the three classes are staggered so that one class is elected each year. Members of each class are elected for three-year terms.
      The Board of Directors has nominated Dr. Robert W. Karr and Dr. James B. Wyngaarden for election as Class II Directors. Dr. Paul C. Zamecnik, the other current Class II Director, has determined not to stand for reelection. The persons named in the enclosed proxy card will vote to elect Dr. Karr and Dr. Wyngaarden as Class II Directors, unless the proxy card is marked otherwise. The proxy card may not be voted for more than two directors. Each Class II Director will be elected to hold office until the 2009 Annual Meeting of Stockholders and until his successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to serve as a director, if elected. If a nominee becomes unable or unwilling to serve, however, the persons acting under the proxy may vote for substitute nominees selected by the Board of Directors. The Board of Directors recommends that the stockholders vote for the election of Dr. Karr and Dr. Wyngaarden as Class II Directors.
      Set forth below are the names of each Class I Director, each Class III Director and each of the nominees for election as Class II Directors, the year in which each first became a director, their ages as of March 31, 2006, their positions and offices with the Company, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.
Nominees for Class II Directors — Terms to Expire in 2009

Dr. Robert W. Karr	Director since 2005
      Dr. Robert W. Karr, age 57, became President of the Company in December 2005. He was appointed a member of the Company’s Board of Directors in June 2005. From 2000-2004, Dr. Karr was a senior executive for Global Research & Development for Pfizer, Inc., where he served as Senior Vice President, Strategic Management from 2003-2004. Prior to its merger with Pfizer, Dr. Karr served as Vice President, Research & Development Strategy for Warner-Lambert Company. He currently serves on the Board of Directors of GTx, Inc. Dr. Karr received his B.S. with honors from Southwestern University in 1971 and his M.D. from the University of Texas Medical Branch in 1975. Dr. Karr completed his internship and residency in internal medicine at Washington University School of Medicine and served as a faculty member at both the University of Iowa College of Medicine and Washington University School of Medicine.

Dr. James B. Wyngaarden	Director since 1990
      Dr. James B. Wyngaarden, age 81, has been Chairman of the Company’s Board of Directors since February 2000 and was Vice Chairman from February 1997 to February 2000. Dr. Wyngaarden was a principal in the Washington Advisory Group LLC consulting firm until January 2002. Dr. Wyngaarden co-founded the Washington Advisory Group in 1996. He was Senior Associate Dean, International Affairs at the University of Pennsylvania Medical School from 1995 to 1997. Dr. Wyngaarden was Foreign Secretary of the National Academy of Sciences and the Institute of Medicine from 1990 to 1994. He was Director of the Human Genome Organization from 1990 to 1991 and a council member from 1990 to 1993. Dr. Wyngaarden was Director of the National Institutes of Health from 1982 to 1989, and Associate Director for Lifesciences, Office of Science and Technology Policy in the Executive Office of the President, the White House, from 1989 to 1990. He is also a member of the Board of Directors of Genaera Corporation, a biopharmaceutical company, a former member of the Board of Directors of Human Genome Sciences, Inc., a genomics and biopharmaceutical company, until May 2004 and the author of approximately 250 scientific publications.

Continuing Members of the Board of Directors
Class III Directors — Terms to Expire in 2007

Dr. Sudhir Agrawal	Director since 1993
      Dr. Sudhir Agrawal, age 52, joined the Company in 1990 and has been the Company’s Chief Executive Officer since August 2004, and Chief Scientific Officer since January 1993. He also served as the Company’s President from February 2000 to October 2005. Prior to his appointment as Chief Scientific Officer, Dr. Agrawal served as Principal Research Scientist from February 1990 to January 1993 and as Vice President of Discovery from December 1991 to January 1993. He also served as Acting Chief Executive Officer from February 2000 until September 2001. Prior to joining the Company, Dr. Agrawal served as a Foundation Scholar at the Worcester Foundation for Biomedical Research from 1987 to 1991 and at the Medical Research Council’s Laboratory of Molecular Biology in Cambridge, England from 1985 to 1986. Dr. Agrawal received a D. Phil. in chemistry in 1980 from Allahabad University in India. He has authored more than 260 research papers and reviews. He is a member of the editorial board of several scientific journals. Dr. Agrawal is the co-author of more than 230 patents worldwide.

Youssef El Zein	Director since 1992
      Youssef El Zein, age 57, has been Vice Chairman of the Company’s Board of Directors since February 1997. Mr. El Zein has been Chairman and Chief Executive Officer of Pillar Investment Limited, a private investment and management consulting firm, since 1990 and has served as a member of the Board of Directors of WorldCare Group, a telemedicine and insurance company, since 1993. Mr. El Zein is also Managing Director of Optima Life Sciences Ltd., a biotechnology investment fund.

Dr. Alison Taunton-Rigby	Director since 2004
      Dr. Alison Taunton-Rigby, age 61, has been President and Chief Executive Officer of RiboNovix, Inc., a privately held development stage anti-infectives company she co-founded, since February 2003. Prior to founding RiboNovix, Dr. Taunton-Rigby was President and Chief Executive Officer of several companies including Catharsis Medical Technology, Inc., a private company, from 2001 to 2003, Aquila Biopharmaceuticals, Inc., a public company, from 1996 to 2000, Cambridge Biotech Corporation, a public company, from 1995 to 1996, and Mitotix, Inc., a private company, from 1993 to 1994. Previous to these positions, she was Senior Vice President, Biotherapeutics at Genzyme Corporation, and has held senior management positions at Biogen, Inc., Vivotech Inc., Collaborative Research, Inc. and Arthur D. Little. Dr. Taunton-Rigby is a director of RiverSource Funds, Healthways, Inc., a public company, and Abt Associates Inc. In June 2002, Dr. Taunton-Rigby was awarded the OBE (Officer of the Order of the British Empire) by Queen Elizabeth II in recognition of her work as a leader in the research, development and promotion of biotechnology.
Class I Directors — Terms to Expire in 2008

C. Keith Hartley	Director since 2000
      C. Keith Hartley, age 63, has been President of Hartley Capital Advisors, a financial consulting firm, since June 2000. Mr. Hartley was Managing Partner of Forum Capital Markets LLC, an investment banking firm, from August 1995 to May 2000. Mr. Hartley also serves as a director of Universal Display Corporation, a developer of flat panel displays.

William S. Reardon, CPA	Director since 2002
      William S. Reardon, age 59, was an audit partner at PricewaterhouseCoopers LLP, where he led the Life Science Industry Practice for New England and the Eastern United States from 1986 until his retirement from the firm in July 2002. Mr. Reardon served on the Board of the Emerging Companies Section of the Biotechnology Industry Organization from June 1998 to June 2000 and the Board of Directors of the Massachusetts Biotechnology Council from April 2000 to April 2002. He also serves as a director of Oscient Pharmaceuticals Corporation (formerly Genome Therapeutics Corp.), a biopharmaceutical company.

Board of Directors
      The Board of Directors held nine meetings in 2005 in person, by teleconference or by written action. Each of the directors participated in at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served in 2005.
      Under American Stock Exchange rules, a director of the Company will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with the Company that would interfere with the exercise of independent judgment. The determination of whether a material relationship that would interfere with the exercise of independent judgment exists is made by the other members of the Board who are independent.
      The Board has determined that none of C. Keith Hartley, William S. Reardon, Dr. Alison Taunton-Rigby, Dr. James B. Wyngaarden and Dr. Paul C. Zamecnik has a material relationship with the Company that would interfere with the exercise of independent judgment and that each of these directors is “independent” as determined under Section 121(A) of the American Stock Exchange’s listing standards.
Board Committees
      The Board of Directors has established four standing committees — Audit, Compensation, Finance, and Nominating and Corporate Governance. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operates under a charter that has been approved by the Board. Current copies of the charters for the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Committee Charters section of the Company’s website, www.iderapharma.com.
      The Board of Directors has determined that all of the members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the American Stock Exchange rules including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s registered public accounting firm;

•	overseeing the work of the Company’s registered public accounting firm, including through the receipt and consideration of certain reports from the registered public accounting firm;

•	reviewing and discussing with management and the registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	reviewing and approving related party transactions, including transactions with affiliates of directors of the Company;

•	meeting independently with the Company’s registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included beginning on page 40 of this proxy statement).
      The current members of the Audit Committee are Mr. Hartley, Mr. Reardon and Dr. Taunton-Rigby. The Board of Directors has determined that all three current members of the Audit Committee are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K. The Audit Committee held eight meetings in 2005.

Compensation Committee
      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation for the Company’s chief executive officer;

•	determining the chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s senior executives;

•	overseeing an evaluation of the Company’s other senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.
      The current members of the Compensation Committee are Mr. Hartley, Mr. Reardon, Dr. Taunton-Rigby and Dr. Wyngaarden. The Compensation Committee held twelve meetings in 2005.

Finance Committee
      The Finance Committee reviews and advises management and the full Board regarding the relative merits of prospective financing transactions. The current members of the Finance Committee are Dr. Agrawal, Mr. Hartley, Dr. Karr, Mr. Reardon and Dr. Taunton-Rigby. In 2005, the Finance Committee held six meetings.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing periodic evaluations of the Board.
      The members of the Nominating and Corporate Governance Committee are Mr. Hartley, Mr. Reardon and Dr. Wyngaarden. The Nominating and Corporate Governance Committee held one meeting during 2005.
Director Attendance at Annual Meeting of Stockholders
      It is the Company’s policy that directors are expected to attend the annual meeting of stockholders. All directors attended the 2005 annual meeting of stockholders.
Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines that the Company has posted on the Corporate Governance Section of its website, which is located at www.iderapharma.com. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Idera Pharmaceuticals, Inc., 345 Vassar Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
      Stockholders also have the right under the Company’s bylaws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth under “Submission of Future Stockholder Proposals for 2007 Annual Meeting” below. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s bylaws will not be included in the Company’s proxy card for the next annual meeting.
Communicating with the Independent Directors
      The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors, as he or she considers appropriate.
      Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, Idera Pharmaceuticals, Inc., 345 Vassar Street, Cambridge, Massachusetts 02139.
Code of Business Conduct and Ethics
      The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company has posted a current copy of the Code in the Corporate Governance section of the Company’s website, which is located at www.iderapharma.com. In addition, the Company intends to post on its website all disclosures that are required by law or American Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the Code.

Director Compensation

Meeting Fees
      Members of the Board of Directors who are not employees of the Company are paid $1,250 for personal attendance and $500 for telephonic attendance at Board of Directors and committee meetings. These directors are reimbursed for their expenses incurred in connection with their attendance at Board of Directors and committee meetings.
      The Company has a policy under which non-employee directors may elect to receive meeting fees in cash or in a number of shares of Common Stock determined by dividing the fees for meetings attended by 85% of the fair market value of the Company’s Common Stock on the first business day of the quarter following the quarter in which fees are earned. In connection with this policy, directors elected to receive Common Stock in lieu of cash for Board of Director and committee meeting fees earned during 2005 as follows:

	Shares of
Director	Common Stock	Cash Fees Forgone

Dr. Karr	4,390	$2,500
Mr. Reardon	5,882	3,000
Dr. Wyngaarden	23,158	11,750
Dr. Zamecnik	17,345	9,000

Annual Retainers
      In addition to meeting fees, in 2005 the Company paid the Chairman of the Board an annual retainer of $60,000, which was paid in monthly installments, and paid the Chairman of the Audit Committee an annual retainer of $15,000, which was paid in quarterly installments. All other non-employee directors were paid an annual retainer of $10,000, which was paid in quarterly installments.

Equity Compensation
      The Company’s amended 1995 Director Stock Option Plan provides for the grant of options to purchase 25,000 shares of Common Stock to each non-employee director upon his or her initial election to the Board of Directors. In the first quarter of 2005, each non-employee director received a grant of options to purchase 3,750 shares of Common Stock on the first day of the calendar quarter. Beginning with the second quarter of 2005, each non-employee director receives an automatic quarterly grant of options to purchase 10,000 shares of Common Stock on the first day of each calendar quarter, with options to purchase 3,750 of such shares being granted under the Company’s 1995 Director Stock Option Plan and options to purchase 6,250 of such shares being granted under the Company’s Amended and Restated 1997 Stock Incentive Plan or the Company’s 2005 Stock Incentive Plan. All options are granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. All options vest on the first anniversary of the date of grant. The vesting of all options granted under the Company’s 1995 Director Stock Option Plan will be automatically accelerated upon the occurrence of a change in control of the Company.
      In 2005, the Company granted the following stock options to its directors under the Company’s stock option or stock incentive plans:

•	On January 1, 2005, the Company granted to each of the non-employee directors an option to purchase 3,750 shares of Common Stock at an exercise price of $0.48 per share.

•	On April 1, 2005, the Company granted to each of the non-employee directors an option to purchase 10,000 shares of Common Stock at an exercise price of $0.60 per share.

•	On July 1, 2005, the Company granted to each of the non-employee directors an option to purchase 10,000 shares of Common Stock at an exercise price of $0.56 per share.

•	On October 1, 2005, the Company granted to each of the non-employee directors an option to purchase 10,000 shares of Common Stock at an exercise price of $0.67 per share.

Other Compensation
      The Company paid Dr. Zamecnik $20,000 for consulting services provided by Dr. Zamecnik in 2005 and expects to pay Dr. Zamecnik $20,000 in 2006 for similar services. The Company paid Dr. Karr $10,000 for consulting services provided by Dr. Karr in 2005 prior to his appointment as President.

Summary of 2005 Non-Employee Director Compensation
      The following table summarizes the cash payments and equity awards earned by the Company’s non-employee directors during 2005:

							Option Awards
				Stock			(Weighted Average
		Fees Earned or		Awards	Option		Exercise Price of
Name	Total($)(1)	Paid in Cash($)		($)(1)	Awards (#)		Option Awards)

Youssef El-Zein	$283,500	$283,500	(2)	$500	599,228	(2)	$0.873
James B. Wyngaarden	79,074	65,250		13,824	33,750		0.596
C. Keith Hartley	31,500	31,500		—	33,750		0.596
Williams S. Reardon	39,279	35,750		3,529	33,750		0.596
Alison Taunton-Rigby	30,250	30,250		—	33,750		0.596
Paul C. Zamecnik	40,588	30,000	(3)	10,588	33,750		0.596

(1)	Excludes the value of stock options granted in 2005, but includes the fair market value of stock awards.

(2)	Includes $264,000 in cash and 565,478 warrants issued to Pillar Investment Ltd. in connection with the May 2005 financing referred to under the caption “Certain Transactions”.

(3)	Includes consulting fees referred to under the caption “Certain Transactions”.
Certain Transactions
      Since January 1, 2005, the Company has entered into or has been engaged in the following transactions with the following directors, officers and stockholders of the Company who beneficially owned more than 5% of the outstanding Common Stock of the Company at the time of these transactions, as well as affiliates or immediate family members of those directors, officers and stockholders. The Company believes that the terms of the transactions described below were no less favorable than Idera could have obtained from unaffiliated third parties.

Youssef El Zein and Affiliates
      Youssef El Zein, a director of the Company, is a director of Pillar Investment Ltd. and a director of Optima Life Sciences Limited. Pillar is the manager and investment advisor of Optima and holds all of the voting shares of Optima. In 2005, the Company paid $264,000 to Pillar Investment Ltd. and issued to Pillar Investment Ltd. warrants to purchase 565,478 shares of Common Stock at an exercise price of $0.89 per share as placement agent fees in connection with the Company’s May 2005 convertible note financing. In addition, Optima, which is controlled by Pillar Investment Ltd., purchased $3,102,750 of the 4% convertible subordinated notes due April 30, 2008.
      Pursuant to the Engagement Letter, dated March 24, 2006, the Company engaged Mr. El Zein to assist the Company as a placement agent in securing a commitment from Biotech Shares Ltd. to purchase from the Company Common Stock. For such services, the Company agreed to pay Mr. El Zein a commission equal in value to 5% of the amount available to the Company under the commitment. The Company has paid Mr. El Zein $262,500 of such commission in cash. The Company and Mr. El Zein are discussing the form of payment for the balance of the commission.

Executive Compensation
      The following table sets forth the compensation for the Chief Executive Officer of the Company, the President of the Company and the Chief Financial Officer of the Company (collectively, the “Named Executive Officers”):
Summary Compensation Table

		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position		Salary	Bonus	Compensation	Options(Shares)	Compensation(1)

Sudhir Agrawal, D. Phil	2005	$425,000	$120,000	$15,371(2)	1,700,000	$9,000
CEO & CSO	2004	363,750	79,500	64,750(2)	250,000	39,370
	2003	360,000	100,000	65,000(2)	—	41,616
Robert W. Karr(3)	2005	28,409	—	760(4)	1,000,000	—
President
Robert G. Andersen	2005	300,000	50,000	14,767(4)	200,000	9,000
CFO, VP of Operations,	2004	297,000	32,700	15,756(4)	300,000	18,281
Treasurer and Secretary	2003	258,000	120,000	14,489(4)	—	22,877

(1)	All Other Compensation represents compensation paid for the surrender of unused vacation days and 401(k) employer contributions in the applicable year.

	2005	2004	2003

Sudhir Agrawal, D. Phil
401(k)	$9,000	$8,000	$7,000
Compensation paid for the surrender of unused vacation days	—	31,370	34,616

Total	$9,000	$39,370	$41,616

Robert G. Andersen
401(k)	$9,000	$8,000	$7,000
Compensation paid for the surrender of unused vacation days	—	10,281	15,877

Total	$9,000	$18,281	$22,877

(2)	Other Annual Compensation paid to Dr. Agrawal consists of:

	2005	2004	2003

Cash paid in lieu of employee benefits pursuant to Dr. Agrawal’s previous employment agreement	$—	$47,363	$48,591
Premiums paid by the Company for life, disability and health insurance	15,371	17,387	16,409

Total	$15,371	$64,750	$65,000

(3)	Dr. Karr joined the Company as President in December 2005.

(4)	Represents premiums paid by the Company for life, disability and health insurance in the applicable year.

2005 Option Grants
      All options granted to Dr. Agrawal, Dr. Karr and Mr. Andersen will become fully exercisable upon a change of control of the Company. The following table sets forth certain information concerning grants of stock options made during fiscal year 2005 to the Named Executive Officers:
Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation For
	Underlying	Options Granted	Exercise		Option Term($)(2)
	Option	to Employees in	Price Per	Expiration
Name	Grants(#)	Fiscal Year(%)(1)	Share($)	Date	5%	10%

Sudhir Agrawal, D.Phil	1,000,000(3)	23%	$0.56	5/12/15	$352,181	$892,496
	300,000(4)	7%	$0.53	12/15/15	$99,994	$253,405
	400,000(3)	9%	$0.72	12/21/15	$109,450	$344,873
Robert W. Karr	1,000,000(4)	23%	$0.60	12/05/15	$377,337	$956,245
	25,000(5)	1%	$0.61	6/15/15	$9,591	$24,305
	10,000(5)	—	$0.56	7/1/15	$3,522	$8,925
	10,000(5)	—	$0.67	10/1/15	$4,214	$10,678
Robert G. Andersen	200,000(4)	5%	$0.53	12/15/15	$66,663	$168,937

(1)	The percentage of total options granted to employees in 2005 is calculated based on options to purchase 4,382,000 shares of Common Stock granted to employees during 2005 under the Company’s equity incentive plans plus the options to purchase Common Stock granted to Dr. Karr during the period during which he was a non-employee director.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. The value is based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the option is granted until its expiration date. These numbers are calculated based on the requirements of the SEC and do not represent an estimate or projection of the future price of the Company’s Common Stock. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the above table may not necessarily be achieved.

(3)	These options vest quarterly over three years beginning three months after the date of grant.

(4)	These options vest quarterly over four years beginning three months after the date of grant.

(5)	These options were granted to Dr. Karr while he served as a director and prior to his appointment as president. These options vest one year after the date of grant.

Aggregate Option Exercises in 2005 and Fiscal Year-End Option Values
      The following table sets forth certain information concerning options exercised by the Named Executive Officers in 2005, and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2005.
Aggregate Option Exercises in 2005 and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options
	Shares		At Fiscal Year-End		at Fiscal Year-End(2)
	Acquired on	Value
	Exercise(#)	Realized($)(1)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

Sudhir Agrawal, D. Phil	20,000	$1,600	6,494,835	2,154,165	$222,882	$82,542
Robert W. Karr	—	$—	—	1,045,000	$—	$10,500
Robert G. Andersen	—	$—	1,175,455	425,000	$53,300	$36,250

(1)	Based on the difference between the closing price for the Common Stock as reported on the American Stock Exchange on the date of exercise and the exercise price of the option.

(2)	The closing price for the Common Stock as reported by the American Stock Exchange on December 30, 2005 was $0.61 per share. Value is calculated on the basis of the difference between the option exercise price and $0.61 multiplied by the number of shares of Common Stock underlying the option.
Employment Agreements, Termination of Employment and Change in Control Arrangements
      The Company entered into an amended and restated employment agreement with Dr. Sudhir Agrawal, the Company’s Chief Executive Officer and Chief Scientific Officer on October 19, 2005. Under the agreement, Dr. Agrawal’s employment will continue for a three-year term ending on October 19, 2008. The term will automatically be extended for an additional year on an annual basis unless either party provides notice otherwise. Under the agreement, Dr. Agrawal is entitled to receive an annual base salary of $425,000 and an annual bonus in an amount equal to between 20% and 70% of his base salary, as determined by the Compensation Committee of the Company’s Board of Directors. Under the agreement, the Company confirmed a May 12, 2005 decision to grant Dr. Agrawal additional options to purchase an aggregate of up to 600,000 shares of Common Stock upon the achievement of specified milestones. Any options granted upon the achievement of these milestones would vest quarterly over a three-year period commencing on the date the option is granted. If Dr. Agrawal’s employment is terminated by the Company without cause or by him for good reason, the Company will pay Dr. Agrawal (a) a lump sum cash payment equal to the pro rata portion of the annual bonus that he earned in respect of the year preceding his termination date and (b) his base salary as severance for a period ending on the earlier of the final day of the term of the agreement in effect immediately prior to such termination and the second anniversary of his termination date. The Company has also agreed to continue to provide Dr. Agrawal with certain benefits for a period ending on the earlier of the final day of the term of the agreement in effect immediately prior to such termination and the second anniversary of his termination date, except to the extent another employer provides Dr. Agrawal with comparable benefits. Additionally, any stock options or other equity incentive awards previously granted to Dr. Agrawal will vest as of the termination date to the extent such options or equity incentive awards would have vested had he continued to be an employee of the Company until the final day of the term of the agreement in effect immediately prior to such termination. If Dr. Agrawal’s employment is terminated by him for good reason or by the Company without cause in connection with, or within one year after, a change in control of the Company, the Company will pay Dr. Agrawal in lieu of the Severance Payment a lump sum cash payment equal to his base salary multiplied by the lesser of the aggregate number of years (or portion thereof) remaining in his employment term and two years. The vesting of all stock options held by Dr. Agrawal will be accelerated in full upon the execution by Company of an agreement providing for the Company to be acquired or liquidated, or, if not previously accelerated in full, upon the occurrence of a change in control of the Company. Dr. Agrawal has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company. This agreement replaced an employment agreement, between the Company and Dr. Agrawal that was entered into on April 1, 2002 and was superceded by a new agreement on October 19, 2005.
      The Company entered into an employment agreement with Dr. Robert W. Karr, the Company’s President, on December 5, 2005. Under the agreement, Dr. Karr will serve as President of the Company for a two-year term ending on December 5, 2007, which term will automatically be extended for an additional year on such date and on an annual basis thereafter unless either party provides prior notice otherwise. Under the agreement, Dr. Karr is entitled to receive an annual base salary of $375,000 and an annual bonus determined by the Compensation Committee of the Company’s Board of Directors, which bonus for the fiscal year ending December 31, 2006 will equal between 10% and 50% of his annual base salary. Under the agreement, the Company granted Dr. Karr options, under the Company’s 2005 Stock Incentive Plan, to purchase 1,000,000 shares of Common Stock at an exercise price of $0.60 per share. These options vest quarterly over a four-year period with the first installment having vested on March 5, 2006. If Dr. Karr’s employment is terminated by the Company without cause or by him for good reason, the Company will pay Dr. Karr his base salary as severance for a period ending on the first anniversary of his termination date. The Company has also agreed to continue to provide Dr. Karr with certain benefits for a period ending on the earlier of the final day of the term of the agreement in effect immediately prior to such termination and the first anniversary of his termination date, except to the extent another employer provides Dr. Karr with comparable benefits. Additionally, any stock options or other equity incentive awards previously granted to Dr. Karr will vest as of the termination date to the extent such options or equity incentive awards would have vested had he continued to be an employee of the Company until the first anniversary of his termination date. If Dr. Karr’s employment is terminated by him for good reason or by the Company without cause in connection with, or within one year after, a change in control of the Company, the Company will pay Dr. Karr in lieu of the Severance Payment a lump sum cash payment equal to his base salary. The vesting of all stock options held by Dr. Karr will be accelerated in full upon the occurrence of a change in control of the Company. Dr. Karr has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company.
      The Company entered into an amended and restated employment agreement with Robert G. Andersen, the Company’s Chief Financial Officer and Vice President of Operations, on April 13, 2006. Under the agreement, Mr. Andersen’s employment will continue for a two-year term ending on April 13, 2008, which term will automatically be extended for an additional year on such date and on an annual basis thereafter unless either party provides prior notice otherwise. Under the agreement, Mr. Andersen is entitled to receive an annual base salary of $313,500 and an annual bonus determined by the Compensation Committee of the Company’s Board of Directors, which bonus for the fiscal year ending December 31, 2006 will equal between 10% and 50% of his annual base salary. If Mr. Andersen’s employment is terminated by the Company without cause or by him for good reason, the Company will pay Mr. Andersen his base salary as severance for a period ending on the first anniversary of his termination date. The Company has also agreed to continue to provide Mr. Andersen with certain benefits for a period ending on the earlier of the final day of the term of the agreement in effect immediately prior to such termination and the first anniversary of his termination date, except to the extent another employer provides Mr. Andersen with comparable benefits. Additionally, any stock options or other equity incentive awards previously granted to Mr. Andersen will vest as of the termination date to the extent such options or equity incentive awards would have vested had he continued to be an employee of the Company until the first anniversary of his termination date. If Mr. Andersen’s employment is terminated by him for good reason or by the Company without cause in connection with, or within one year after, a change in control of the Company, the Company will pay Mr. Andersen in lieu of the Severance Payment a lump sum cash payment equal to his base salary. The vesting of all stock options held by Mr. Andersen will be accelerated in full upon the occurrence of a change in control of the Company. Mr. Andersen has agreed that during his employment with the Company and for a one-year period thereafter, he will not hire or attempt to hire any employee of the Company or compete with the Company.

Report of the Compensation Committee on Executive Compensation
      The Company’s Compensation Committee is responsible for establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.
      The Compensation Committee seeks to achieve three broad goals in connection with the Company’s executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that it believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive’s particular area of responsibility. By linking compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company’s executives. Finally, the Company’s executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company’s executives with the performance of the Company’s Common Stock.
      Since October 2005, the Company has entered into multi-year employment agreements with each of its Named Executive Officers. Dr. Agrawal and Mr. Andersen entered into these agreements in connection with the expiration of existing agreements and Dr. Karr entered into his agreement in connection with joining the Company. The Compensation Committee reviewed the terms of the existing agreements carefully and rather than just extend them on the same terms, negotiated changes to these agreements to reflect the Company’s current management structure.
      The compensation programs for the Company’s executives established by the Compensation Committee generally consist of three elements based upon the foregoing objectives: base salary, cash bonuses, and a stock-based equity incentive in the form of participation in the Company’s stock incentive plans.
      Base Salary. In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual’s responsibilities and compares the individual’s base salary with those of other executives at the Company. The Compensation Committee also considers the challenges involved in retaining first-rate managerial and scientific personnel in the science of DNA because of the new nature of this technology. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company’s financial performance and the individual’s performance. The Board of Directors’ determinations of the Company’s executive officers’ annual base salaries are subject to minimum base salaries specified in their employment agreements. In establishing the salaries for Dr. Agrawal and Mr. Andersen for 2005, the Compensation Committee reviewed all of the preceding criteria as well as the contribution each executive made to the achievement of corporate goals.
      Performance Bonuses. The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. The amount of the bonus paid, if any, varies among the executive officers and key managers depending on their success in achieving individual performance goals and their contribution to the achievement of corporate performance goals. The Compensation Committee reviews and assesses corporate goals and individual performance by executive officers. Corporate performance criteria that are considered by the Compensation Committee include performance with respect to development milestones, business development objectives, commercialization goals and other measures of financial performance, including stock price appreciation. In determining the cash bonuses to be paid to each of the executive officers for services rendered in 2005, the Compensation Committee considered a variety of factors, including the achievement of corporate goals, such as the achievement of clinical milestones and the establishment of corporate collaborations, and individual performance in 2005.
      Stock-based Equity Incentives. The Compensation Committee uses stock options as a significant element of the compensation package of the Company’s executive officers because they provide an incentive for executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. The timing and amounts of such grants depend upon a number of factors, including new hires of executives, the executives’ current stock and option holdings and such other factors as the Compensation Committee deems relevant. When granting stock options, the Compensation Committee’s general policy has been to fix the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant.
      2005 Compensation for Dr. Agrawal. In May 2005, in connection with Dr. Agrawal’s agreement to modify certain of the terms of his employment agreement then in effect, the Compensation Committee increased Dr. Agrawal’s annual base salary to $425,000 for 2005 retroactive to January 1, 2005, granted Dr. Agrawal stock options to purchase 1,000,000 shares of Common Stock at an exercise price of $0.56 per share and agreed to grant stock options to purchase up to an additional 1,000,000 shares of Common Stock upon the achievement of specified milestones. In December 2005, the Compensation Committee granted Dr. Agrawal a cash bonus of $120,000 and options to purchase 300,000 shares of Common Stock at a price of $0.53 per share in recognition of his accomplishments throughout 2005. In deciding to award Dr. Agrawal’s cash bonus and stock options for 2005, the Compensation Committee considered Dr. Agrawal’s overall compensation package, the past option grants awarded to him, the leadership role that Dr. Agrawal has played in the Company’s accomplishments and on other factors considered by the Compensation Committee in granting bonuses and stock options as described above.
      For 2006, Dr. Agrawal’s annual base salary is $445,000, and he will be eligible for a cash bonus of between 20% and 70% of his annual base salary and for stock incentive grants. The amount of these bonuses and the size of the stock option grants, if any, will be based in part on the Company’s performance against goals established by the Compensation Committee, on Dr. Agrawal’s performance against individual goals established by the Compensation Committee and on the other factors considered by the Compensation Committee in granting bonuses and stock options as described above.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to future awards granted under its plans will be treated as qualified performance-based compensation under Section 162(m). Compensation attributable to certain awards previously granted under its plans and to certain awards that were not granted under its plans will not qualify as performance-based compensation and therefore will be subject to the limit. In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE

James B. Wyngaarden, Chairman
C. Keith Hartley
William S. Reardon
Alison Taunton-Rigby
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee consists of Mr. Hartley, Mr. Reardon, Dr. Taunton-Rigby and Dr. Wyngaarden. No member of the Company’s Compensation Committee was at any time during 2005, or was formerly, an officer or employee of the Company.
      No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving the same function as the compensation committee) of any other entity, while an executive officer of that other entity served as a member of the Company’s Compensation Committee.

Comparative Stock Performance
      On September 12, 2005, the Company changed its name from Hybridon, Inc. to Idera Pharmaceuticals, Inc. On September 13, 2005, Idera’s American Stock Exchange ticker symbol changed from “HBY” to “IDP”. Prior to December 5, 2003, the Company’s Common Stock was quoted on the OTC Bulletin Board under the symbol “HYBN”.
      The comparative stock performance graph shown below compares cumulative stockholder return on the Company’s Common Stock from December 31, 2000 through December 31, 2005 with the cumulative total return of the AMEX Market Index and an SIC Code Index. This graph assumes the investment of $100 on December 31, 2000 in the Company’s Common Stock, the AMEX Market Index and the SIC Code Index and assumes dividends are reinvested. The SIC Code Index reflects the stock performance of 116 publicly traded companies that comprise the SIC Code Index 2836 (biological products).

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Idera Pharmaceuticals, Inc.	$100.00	$345.24	$166.67	$271.43	$114.29	$145.24
AMEX Market Index	100.00	95.39	91.58	124.66	142.75	157.43
SIC Group Index	100.00	88.63	57.91	77.65	85.82	95.99

Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely on its review of copies of reports filed by individuals and entities required to make filings (“Reporting Persons”) pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons, the Company believes that during 2005 all filings required to be made by its Reporting Persons were timely made in accordance with the Exchange Act except that each of the following Reporting Persons failed to timely file a Form 4 in connection with transactions effected during 2005 and prior years on the number of occasions set forth in parentheses after each Reporting Person’s name: Youssef El Zein (one Form 4 covering one transaction) and Optima Life Sciences Limited (2 Form 4s covering 2 transactions).
PROPOSAL 2 — INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK
      In April 2006, the Board of Directors of the Company unanimously voted to recommend to the stockholders that they approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 290,000,000, which amendment is attached to this proxy statement as Exhibit A. All of the 200,000,000 shares of Common Stock currently authorized, as of March 31, 2006, were outstanding or reserved for issuance as follows:

•	133,726,085 shares of Common Stock outstanding;

•	15,412 shares of Common Stock reserved for issuance upon conversion of the Company’s Series A Convertible Preferred Stock;

•	5,654,775 shares of Common Stock reserved for issuance upon conversion of the Company’s 4% Convertible Notes;

•	38,295,024 shares of Common Stock reserved for issuance upon exercise of outstanding warrants;

•	20,217,493 shares of Common Stock reserved for issuance upon exercise of outstanding stock options; and

•	2,091,211 shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.
      In addition, there are currently an additional 1,443,298 shares approved for issuance under the Company’s equity incentive plans that cannot be issued because the Company has an insufficient number of authorized shares of Common Stock. As a result, awards for these additional shares cannot be made unless this amendment to the Company’s Restated Certificate of Incorporation is approved.
      The Board believes that the authorization of the additional shares of Common Stock is necessary to provide the Company with the flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. For instance, in this proxy statement, the Company is seeking stockholder approval for increasing the number of shares of Common Stock authorized for issuance under the Company’s 2005 Stock Incentive Plan and the Company’s 1995 Employee Stock Purchase Plan. If this proposal to increase the number of authorized shares of Common Stock is not approved, the Company will not have sufficient authorized shares of Common Stock to issue shares of Common Stock to employees and others under those plans, even if the stockholders approve the proposed increases in those plans.
      In addition, on March 24, 2006, the Company entered in a Common Stock Purchase Agreement with Biotech Shares Ltd. Pursuant to this purchase agreement, (i) the Company issued to Biotech Shares warrants, exercisable for a five-year period beginning in September 2006, to purchase up to 6,093,750 shares of Common Stock at an exercise price of $0.74 per share, and (ii) Biotech Shares has agreed to purchase up to a total of $9.75 million of Common Stock during the period from June 24, 2006 through December 31, 2006 in up to three drawdowns made by the Company, at the Company’s discretion. In each drawdown, the Company will sell shares of Common Stock at a price equal to 80% of the volume weighted average of the closing prices of the Common Stock on the five trading days preceding the drawdown notice, but such purchase price in no event will be less than $0.64 per share. Based on this floor price of $0.64 per share, a maximum of 15,234,375 shares of Common Stock could be issued under the purchase agreement. The Company is not obligated to sell any of the $9.75 million of Common Stock available under the purchase agreement and there are no minimum commitments or minimum use penalties. If this proposal is not approved, the Company will not be able to access all of the funds available under the purchase agreement. Although the Company is not required to, and management may not access the funds available under the purchase agreement, the Company believes that access to such funds on the terms stated in the purchase agreement is in the best interests of the Company and its stockholders. As of December 31, 2005, the Company had $8.4 million in cash, cash equivalents and short-term investments. The Company believes that, based on its current operating plan, its existing cash, cash equivalents and short-term investments, together with the $8.9 million in net proceeds that was raised in March 2006 through the sale of common stock and warrants, less the $0.9 million in direct expenses associated with the purchase agreement, will be sufficient to fund the Company’s operations through January 2007. With the addition of an estimated $9.75 million in funds available to the Company under the purchase agreement, the Company believes that its cash, cash equivalents and short-term investments would be sufficient to fund the Company’s operations through mid 2007. If the maximum number of shares of

Common Stock that are issuable to Biotech Shares under the purchase agreement were issued, the Company would have a total of 215,234,375 shares of Common Stock outstanding or reserved for issuance.
      The Company does not currently have any other plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of Common Stock that would be authorized if this proposal is approved. If this proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock is adopted by the stockholders, the Board will have authority to issue these additional shares of Common Stock without the necessity of further stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares that may be issued in the future.
      If this proposal is approved, the Company intends to file an amendment to the Restated Certificate of Incorporation promptly following the Annual Meeting reflecting the approved increase in the number of authorized shares of Common Stock. The Company does not expect that the approval of the stockholders of any or all of the reverse stock split proposals described below will change such intention unless the Board determines to effect one of the approved splits promptly following the Annual Meeting, in which case the Company would not file this amendment and would abandon it.
      Under Delaware law, stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Restated Certificate of Incorporation.
      The Board of Directors believes that approval of the amendment to the Restated Certificate of Incorporation is in the best interests of the Company and the stockholders and therefore recommends that stockholders vote for the approval of the amendment.
PROPOSAL 3 — INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
UNDER THE 2005 STOCK INCENTIVE PLAN
      In April 2006, the Board of Directors of the Company voted to amend the 2005 Stock Incentive Plan (the “2005 Plan”) to increase the number of shares of Common Stock available for issuance from 5,000,000 shares to 9,000,000 shares, subject to stockholder approval.
      The Company’s stockholders originally approved the adoption of the 2005 plan in June 2005. As of March 31, 2006, options to purchase 2,805,000 shares of Common Stock were outstanding under the 2005 plan. As a result, the Company had only 2,195,000 shares available for future grant under the 2005 plan as of March 31, 2006 and 1,189,490 shares available for future grant under the Company’s other stock option and incentive plans as of March 31, 2006.
      The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes that increasing the number of shares available for issuance pursuant to the 2005 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the increase in the number of shares available for issuance pursuant to the 2005 Plan and the reservation of an additional 4,000,000 shares of Common Stock for issuance thereunder.
Description of the 2005 Plan
      The following is a brief summary of the 2005 Plan.
Types of Awards
      The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, wire transfer or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.
      Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option.
      Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.
      Other Stock-Based Awards. Under the 2005 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.
      Performance Conditions. A committee of the Board, all of the members of which are outside directors as defined in Section 162(m) of the Code (the “Section 162(m) Committee”), may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2005 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (1) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

      The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards
      Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.
      The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which restricted stock awards and other stock unit awards that require no purchase or vest on the basis of the passage of time alone that may be granted is 500,000.

Plan Benefits
      As of March 1, 2006, approximately 33 persons were eligible to receive Awards under the 2005 Plan, including the Company’s three executive officers and six non-employee directors. The granting of Awards under the 2005 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On April 18, 2006, the last reported sale price of the Company’s Common Stock on the American Stock Exchange was $0.66.

Administration
      The 2005 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 Plan, including the granting of options to executive officers.
      Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      No option granted under the 2005 Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.
      The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. For example, if stockholders approve the amendment to effect a one-for-four reverse stock split and the Board effects the split, the number of shares of Common Stock authorized under the 2005 Plan would decrease from 9,000,000 shares to 2,250,000 shares.
      The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of the Company.
      In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines:

•	provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and

•	any combination of the foregoing.
      The Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options
      In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan. Substitute options will not count against the 2005 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants
      The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination
      No Award may be made under the 2005 Plan after April 15, 2015, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax (“AMT”).
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the sum of the exercise price plus any adjustment resulting from the AMT). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options
      A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights
      A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units
      A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Securities Authorized for Issuance Under Existing Equity Compensation Plans
      The following table provides information about the Company’s Common Stock that may be issued upon exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2005.
Equity Compensation Plan Information

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by stockholders(1)	14,178,019	$0.65	3,526,412
Equity compensation plans not approved by stockholders(2)	6,837,293	0.82	—

Total	21,015,312	0.71	3,526,412

(1)	Includes the Company’s:

•	1990 Stock Option Plan

•	1995 Stock Option Plan

•	1995 Employee Stock Purchase Plan

•	1995 Director Stock Option Plan

•	1997 Stock Incentive Plan

•	2005 Stock Incentive Plan

(2)	Includes

•	Nonqualified Stock Option Agreements issued to Dr. Sudhir Agrawal, effective as of April 2, 2001 and July 25, 2001;

•	Nonqualified Stock Option Agreements issued to Stephen R. Seiler, the former Chief Executive Officer of the Company, effective as of July 25, 2001; and

•	Warrants issued to consultants.

Non-Statutory Stock Option Agreements with Dr. Agrawal
      In 2001, the Company granted to Dr. Agrawal non-statutory stock options outside of any equity compensation plan approved by the Company’s stockholders, pursuant to the terms of four Non-Statutory Stock Option Agreements, as follows:

•	A Non-Statutory Stock Option Agreement providing for the purchase of 1,260,000 shares of Common Stock at an exercise price of $0.825 per share. The option under this agreement vests in eight quarterly installments commencing on March 28, 2004;

•	A Non-Statutory Stock Option Agreement providing for the purchase of 550,000 shares of Common Stock at an exercise price of $0.825 per share. The option under this agreement is fully vested;

•	A Non-Statutory Stock Option Agreement providing for the purchase of 287,293 shares of Common Stock at an exercise price of $1.063 per share. The option under this agreement is fully vested; and

•	A Non-Statutory Stock Option Agreement providing for the purchase of 500,000 shares of Common Stock at an exercise price of $0.825 per share. The option under this agreement vests in its entirety on September 1, 2006.

      If Dr. Agrawal’s employment is terminated by the Company without cause or by Dr. Agrawal for good reason, each of Dr. Agrawal’s options will vest as of the date of termination to the extent such options would otherwise have been vested as of October 19, 2008 if he had remained employed by the Company through such date. All options granted to Dr. Agrawal will become fully exercisable upon a change of control of Idera.

Non-Statutory Stock Option Agreements with Mr. Seiler
      In 2001, the Company granted to Mr. Seiler non-statutory stock options outside of any equity compensation plan approved by the Company’s stockholders, pursuant to the terms of two Non-Statutory Stock Option Agreements, as follows:

•	A Non-Statutory Stock Option Agreement providing for the purchase of 3,150,000 shares of Common Stock at an exercise price of $0.84 per share. The option under this agreement is fully vested; and

•	A Non-Statutory Stock Option Agreement providing for the purchase of 490,000 shares of Common Stock at an exercise price of $0.71 per share. The option under this agreement is fully vested.
      Mr. Seiler’s options will be cancelled if not exercised by August 30, 2006.

Warrants Issued to Consultants
      In 2002 and 2001, the Company issued warrants to purchase shares of Common Stock to consultants outside of any equity compensation plan approved by the Company’s stockholders, as follows:

		Exercise	Warrant
Year of Issuance	Shares	Price	Expiration

2002	100,000	$1.65	January 2007
2001	500,000	$0.50	March 2006
      No warrants were issued to consultants since 2002.
PROPOSAL 4 — INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
UNDER THE 1995 EMPLOYEE STOCK PURCHASE PLAN
      In April 2006, the Board of Directors of the Company voted to amend the 1995 Employee Stock Purchase Plan (the “ESPP Plan”) to increase the number of shares of Common Stock available for issuance from 500,000 shares to 1,000,000 shares, subject to stockholder approval. The ESPP Plan allows employees to purchase shares of Common Stock at a discount from market price, four times per year, through payroll deductions.
      The ESPP Plan provides an important employee benefit which helps the Company attract and retain employees and encourage their participation in and commitment to the Company’s business and financial success. As of March 31, 2006, only 150,019 shares of the 500,000 shares previously authorized by stockholders for issuance under the ESPP Plan remained available for issuance. This is an insufficient number of shares to cover the number of shares the Company anticipates it will need to issue to participating employees during 2006. Approval of this increase in shares authorized for issuance under the plan is needed to allow the Company to continue to offer to its employees the opportunity to purchase shares of the Company’s Common Stock under the ESPP Plan. Based on the Company’s current stock price and the number of current participants in the ESPP Plan, the Company anticipates that this increase will provide sufficient shares for it to offer purchases under the ESPP Plan through 2010.
      The ESPP Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. If the plan is qualified under Section 423, the employees who participate in the plan may enjoy certain tax advantages, as described below. Stockholder approval is required for the plan to be qualified under Section 423.
      The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes that increasing the number of shares available for issuance pursuant to the ESPP Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the increase in the number of shares available for issuance pursuant to the ESPP Plan and the reservation of an additional 500,000 shares of Common Stock for issuance thereunder.
Description of the ESPP Plan
      The following is a brief summary of the ESPP Plan.

Administration
      The Board of Directors or a Committee appointed by the Board of Directors administers the ESPP Plan and is authorized to make rules for the administration and interpretation of the plan.

Eligibility
      All employees of the Company and of any subsidiary designated by the Board or the Committee are eligible to participate in the ESPP Plan if they are regularly employed by the Company or the designated subsidiary for more than twenty hours a week and for more than five months in a calendar year, they have been employed by the Company or a designated subsidiary for a least three months prior to enrolling in the plan and they are employees of the Company or a designated subsidiary on the first day of the applicable plan offering period. Any employee who, immediately after the grant of an option under the plan, would own 5% or more of the total combined voting power or value of the Company’s or any subsidiary’s stock, is not eligible to participate. As of March 31, 2006, approximately 26 employees were eligible to participate in the ESPP Plan.

Offerings
      The Company may make one or more offerings to employees to purchase the Company’s Common Stock under the ESPP Plan, as determined by the Board of Directors. Currently, the Company makes four consecutive offerings each year. The Committee chosen by the Board of Directors has determined that offerings will begin on the first trading day on or after September 1, December 1, March 1 and June 1, of each year, and that each such offering period will end on the last trading day of November, February, May and August. The Board of Directors or the committee appointed by the Board may, at its discretion, change the duration of offering periods and the commencement date of offering periods.

Purchase Limitations
      An employee may elect to have any multiple of 1% of the employee’s base salary up to a maximum of 10% deducted for the purpose of purchasing stock under the ESPP Plan. An employee may not be granted an option which permits his rights to purchase the Company’s Common Stock under this plan and any other stock purchase plan of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

Purchase Price
      A participating employee may purchase the stock at 85% of the last reported sale price of the Company’s Common Stock on either the day the offering begins or ends, whichever is lower.

Amendment and Termination
      The Board of Directors may at any time amend the plan in any respect, except that (a) if the approval of the Company’s stockholders is required under Section 423 of the Internal Revenue Code or any other applicable law, regulation or stock exchange rule, the amendment will not be effected without their approval, and (b) in no event may any amendment be made which would cause the ESPP Plan to fail to comply with Section 423 of the Internal Revenue Code.

Merger or Consolidation
      In the event that the Company merges or consolidates with another company and the Company’s capital stockholders immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, at the end of the then current plan period each optionholder under the ESPP Plan will be entitled to receive securities or property of the surviving entity as if they were a Common Stockholder at the time of such transaction. In the event that such a merger or consolidation occurs and the holders of the Company’s capital stock hold less than 80% of the surviving corporation, the Board of Directors may elect to cancel all outstanding options under the ESPP Plan and either: a) refund all contributed payments made by the holders or b) provide the holders with the right to exercise such option as of a date no less than ten days prior to such event. If the Board of Directors does not chose to cancel the options, after the effective date of such transaction each optionholder shall be entitled to receive securities of the surviving entity as if they were a holder of Common Stock at the time of the transaction.

Plan Benefits
      Directors who are not employees are not eligible to participate in the ESPP Plan. This table shows the number of shares of Common Stock purchased under the ESPP Plan since its inception in 1995 by the Company’s Chief Executive Officer, each of the Company’s two other executive officers, all current executive officers as a group and all employees as a group other than current executive officers.

Number of Shares
Purchased under
the ESPP Plan

Sudhir Agrawal, D. Phil	—
Robert W. Karr, M.D.	—
Robert G. Andersen	43,429
All current executive officers as a group (3 persons)	43,429
All employees as a group other than the current executive officers as a group	306,552
      The benefits and amounts that may be received in the future by persons eligible to participate in the ESPP Plan are not currently determinable.
Federal Income Tax Consequences
      This is a summary of the United States federal income tax consequences that generally apply when an employee purchases shares under the ESPP Plan and sells those shares.

Tax Consequences to Participating Employees
      In general, an employee will not recognize taxable income upon enrolling in the ESPP Plan or upon purchasing shares of Common Stock at the end of an offering.
      The tax treatment when the employee sells the shares depends on how long the employee has held the shares, as follows. In this table, the grant date means the first day of the offering period in which the shares were purchased.

Date Sold	Sale Price	Tax Treatment

More than 1 year after the purchase date and more than 2 years after the grant date	Higher than the purchase price	Employee will recognize ordinary income equal to: • 15% of the fair market value of the stock on the grant date, or, if less, • the amount the sale price of the shares exceeds the purchase

Date Sold	Sale Price	Tax Treatment

price; and any additional gain will be long-term capital gain
More than 1 year after the purchase date and more than 2 years after grant date	Lower than the purchase price	Employee will recognize long- term capital loss equal to the amount that the purchase price exceeds the sale price
Within 1 year after the purchase date or within 2 years after the grant date	Higher than the purchase price	Employee will recognize:
• Ordinary compensation income equal to the fair market value on the purchase date over the purchase price; and
• capital gain equal to the amount the sale price exceeds that fair market value or capital loss equal to the amount that fair market value exceeds sale price.
It will be long-term capital gain or loss if the employee held the stock for more than 1 year and short-term capital gain or loss if held for a shorter period.
Within 1 year after the purchase date or within 2 years after the grant date	Lower than the purchase price	Employee will recognize:
• Ordinary compensation income equal to the fair market value on the purchase date over the purchase price; and
• a capital loss equal to the amount that the fair market value on the purchase date exceeds the sale price.
It will be long-term capital loss if the employee held the stock for more than 1 year and short-term capital loss if held for a shorter period.

Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when an employee has ordinary compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 5 — TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF
THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX
ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
AT 75,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION
OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF
THE COMPANY’S STOCKHOLDERS.
General
      The Company’s stockholders are being asked to approve four different proposals for a reverse split of the Common Stock in the ratios of one-for-four, one-for-six, one-for-eight and one-for-ten. The board of directors has adopted a resolution (i) declaring the advisability of each of the reverse stock splits, (ii) approving amendments to the Company’s Restated Certificate of Incorporation, as amended, to effect each proposed reverse stock split and fix the number of authorized shares of Common Stock following the reverse stock split (the “Reverse Split Amendments”), subject to stockholder approval, which amendments are attached to this proxy statement as Exhibit B, Exhibit C, Exhibit D and Exhibit E, respectively, and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders. Following approval of one or more of the Reverse Split Amendments at the Annual Meeting, the Board of Directors will have the authority, without further stockholder consent, to effect any one of the Reverse Split Amendments approved by the stockholders at such time as the Board of Directors may determine is in the best interest of the Company and its stockholders. In the event the Board of Directors determines to implement a reverse stock split, the Company will file the Reverse Split Amendment containing the ratio that, in the Board of Directors’ judgment, will be most beneficial to the Company and the Company’s stockholders, in light of various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock.
      The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the one-for-four Reverse Split Amendment or any other Reverse Split Amendment approved by the stockholders if it determines such is not in the best interests of the Company and the Company’s stockholders. If none of the Reverse Split Amendments approved by the stockholders is subsequently implemented by the Board of Directors before the next annual meeting of stockholders, all such Reverse Split Amendments will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      In this proposal, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a one-for-four reverse split of the issued and outstanding Common Stock and to fix the number of authorized shares of Common Stock at 75,000,000 on a post-split basis, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders.
      If approved by the Company’s stockholders and implemented by the Board of Directors, the proposed one-for-four reverse stock split would become effective by filing the Reverse Split Amendment attached hereto as Exhibit B with the Delaware Secretary of State. At 5:00 p.m. eastern time on the date of filing the Reverse Split Amendment (the “Effective Time”):

•	each outstanding share of Common Stock would automatically be changed into one-fourth of a share of Common Stock;

•	the number of shares of Common Stock subject to the Company’s outstanding options and warrants, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares issuable upon conversion of the Company’s convertible preferred stock will be reduced by a factor of four;

•	the number of authorized shares of Common Stock under the Company’s Restated Certificate of Incorporation would be fixed at 75,000,000; and

•	any other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect.
Reasons for the Reverse Stock Split
      The reasons for the reverse stock split are generally to increase the per share market price of the Common Stock and to reduce the number of shares outstanding, which the Company believes will have several benefits to the Company and the Company’s stockholders.
      Following effectiveness of a reverse stock split, the Company believes that the perception of the Company’s Common Stock as an investment may improve and that the Company’s Common Stock may appeal to a broader market. Due to the volatility of low-priced stocks, the Company believes the investment community generally has a negative view of Common Stock that sells at a low price. For example, some institutional investors have internal policies preventing the purchase of low-priced stocks. Similarly, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Accordingly, some brokers are reluctant to or will not recommend that their clients purchase low-priced stocks. Also, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current low share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Company’s Common Stock. The Company believes that by increasing the market price of the Company’s Common Stock, a reverse stock split may build additional interest in the Company’s Common Stock by the investment community and result in a more stable trading market for the Company’s Common Stock.
Principal Effects of a One-for-Four Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-four reverse stock split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed one-for-four reverse stock split, each share of Common Stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one-fourth of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by us, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares of Common Stock issuable upon conversion of the Company’s convertible preferred stock and convertible notes, will be reduced by a factor of four. No fractional shares of Common Stock will be issued in connection with the proposed reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.
      Because the reverse stock split will apply to all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the Common Stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the Common Stock on the Company’s balance sheet will be reduced to one-fourth of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding.
      If the proposed Reverse Split Amendment is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.
      The proposed Reverse Split Amendment would also fix the number of authorized shares of Common Stock at 75,000,000. The Board of Directors considered that the number of authorized shares would be reduced proportionately with the reverse stock split, but believed that this would reduce the number of authorized shares too drastically and limit the Company’s flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. As a result, the Board of Directors has provided in the Reverse Split Amendment that the number of authorized shares of Common Stock of the Company be set at 75,000,000.
      Stockholders have no dissenter’s right under Delaware law or the Company’s Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws with respect to the reverse stock split.
Cash Payment in Lieu of Fractional Shares
      In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the reverse stock split, the Company will pay the holder cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the Effective Time.
Federal Income Tax Consequences
      The following description of the material federal income tax consequences of the reverse stock split is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/ dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.
      In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. The Company believes that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:
      A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock.
      A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.
      The Company will not recognize any gain or loss as a result of the reverse stock split.

Board Discretion to Implement the One-for-Four Reverse Stock Split
      If the proposed Reverse Split Amendment for the one-for-four reverse stock split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the Company’s next annual meeting of stockholders, authorize the one-for-four reverse stock split and file the Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock. Notwithstanding the approval by the stockholders of the Reverse Split Amendment at the Annual Meeting, the Board of Directors may, in its sole discretion, determine not to implement the one-for-four reverse stock split. If the Board of Directors does not implement the one-for-four reverse stock split before the date of the Company’s next annual meeting of stockholders, or if the Board of Directors implements the reverse stock split in another ratio approved by the stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect a one-for-four reverse stock split (or to effect a reverse stock split in the other ratio or ratios that were not selected) will no longer have any effect. In any such event, the Board of Directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 75,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.
PROPOSAL 6 — TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-SIX REVERSE SPLIT OF THE
COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON
A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT
50,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF
THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.
General
      The Company’s stockholders are being asked to approve four different proposals for a reverse split of the Common Stock in the ratios of one-for-four, one-for-six, one-for-eight and one-for-ten. The board of directors has adopted a resolution (i) declaring the advisability of each of the reverse stock splits, (ii) approving the Reverse Split Amendments, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders. Following approval of one or more of the Reverse Split Amendments at the Annual Meeting, the Board of Directors will have the authority, without further stockholder consent, to effect any one of the Reverse Split Amendments approved by the stockholders at such time as the Board of Directors may determine is in the best interest of the Company and its stockholders. In the event the Board of Directors determines to implement a reverse stock split, the Company will file the Reverse Split Amendment containing the ratio that, in the Board of Directors’ judgment, will be most beneficial to the Company and the Company’s stockholders, in light of various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock.
      The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the one-for-six Reverse Split Amendment or any other Reverse Split Amendment approved by the stockholders if it determines such is not in the best interests of the Company and the Company’s stockholders.

If none of the Reverse Split Amendments approved by the stockholders is subsequently implemented by the Board of Directors before the next annual meeting of stockholders, all such Reverse Split Amendments will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      In this proposal, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a one-for-six reverse split of the issued and outstanding Common Stock and to fix the number of authorized shares of Common Stock at 50,000,000 on a post-split basis, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders.
      If approved by the Company’s stockholders and implemented by the Board of Directors, the proposed one-for-six reverse stock split would become effective by filing the Reverse Split Amendment attached hereto as Exhibit C with the Delaware Secretary of State. At the Effective Time:

•	each outstanding share of Common Stock would automatically be changed into one-sixth of a share of Common Stock;

•	the number of shares of Common Stock subject to the Company’s outstanding options and warrants, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares issuable upon conversion of the Company’s convertible preferred stock will be reduced by a factor of six;

•	the number of authorized shares of Common Stock under the Company’s Restated Certificate of Incorporation would be fixed at 50,000,000; and

•	any other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect.
Reasons for the Reverse Stock Split
      For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse stock split, see the caption entitled “Reasons for the Reverse Stock Split” in Proposal 5.
Principal Effects of a One-for-Six Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-six reverse stock split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed one-for-six reverse stock split, each share of Common Stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one-sixth of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by us, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares of Common Stock issuable upon conversion of the Company’s convertible preferred stock and convertible notes, will be reduced by a factor of six. No fractional shares of Common Stock will be issued in connection with the proposed reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.
      Because the reverse stock split will apply to all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the Common Stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the Common Stock on the Company’s balance sheet will be reduced to one-sixth of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding.

      If the proposed Reverse Split Amendment is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.
      The proposed Reverse Split Amendment would also fix the number of authorized shares of Common Stock at 50,000,000. The Board of Directors considered that the number of authorized shares would be reduced proportionately with the reverse stock split, but believed that this would reduce the number of authorized shares too drastically and limit the Company’s flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. As a result, the Board of Directors has provided in the Reverse Split Amendment that the number of authorized shares of Common Stock of the Company be set at 50,000,000.
      Stockholders have no dissenter’s right under Delaware law or the Company’s Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws with respect to the reverse stock split.
Cash Payment in Lieu of Fractional Shares
      For a discussion of the treatment of fractional shares resulting from the reverse stock split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 5.
Federal Income Tax Consequences
      For a discussion of the federal income tax consequences of the reverse stock split, see the caption entitled “Federal Income Tax Consequences” in Proposal 5.
Board Discretion to Implement the One-for-Six Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-six reverse stock split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the Company’s next annual meeting of stockholders, authorize the one-for-six reverse stock split and file the Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock. Notwithstanding the approval by the stockholders of the Reverse Split Amendment at the Annual Meeting, the Board of Directors may, in its sole discretion, determine not to implement the one-for-six reverse stock split. If the Board of Directors does not implement the one-for-six reverse stock split before the date of the Company’s next annual meeting of stockholders, or if the Board of Directors implements the reverse stock split in another ratio approved by the stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect a one-for-six reverse stock split (or to effect a reverse stock split in the other ratio or ratios that were not selected) will no longer have any effect. In any such event, the Board of Directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-SIX REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 50,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.

PROPOSAL 7 — TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-EIGHT REVERSE SPLIT OF
THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX
ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
AT 40,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION
OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF
THE COMPANY’S STOCKHOLDERS.
General
      The Company’s stockholders are being asked to approve four different proposals for a reverse split of the Common Stock in the ratios of one-for-four, one-for-six, one-for-eight and one-for-ten. The board of directors has adopted a resolution (i) declaring the advisability of each of the reverse stock splits, (ii) approving the Reverse Split Amendments, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders. Following approval of one or more of the Reverse Split Amendments at the Annual Meeting, the Board of Directors will have the authority, without further stockholder consent, to effect any one of the Reverse Split Amendments approved by the stockholders at such time as the Board of Directors may determine is in the best interest of the Company and its stockholders. In the event the Board of Directors determines to implement a reverse stock split, the Company will file the Reverse Split Amendment containing the ratio that, in the Board of Directors’ judgment, will be most beneficial to the Company and the Company’s stockholders, in light of various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock.
      The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the one-for-eight Reverse Split Amendment or any other Reverse Split Amendment approved by the stockholders if it determines such is not in the best interests of the Company and the Company’s stockholders. If none of the Reverse Split Amendments approved by the stockholders is subsequently implemented by the Board of Directors before the next annual meeting of stockholders, all such Reverse Split Amendments will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      In this proposal, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a one-for-eight reverse split of the issued and outstanding Common Stock and to fix the number of authorized shares of Common Stock at 40,000,000 on a post-split basis, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders.
      If approved by the Company’s stockholders and implemented by the Board of Directors, the proposed one-for-eight reverse stock split would become effective by filing the Reverse Split Amendment attached hereto as Exhibit D with the Delaware Secretary of State. At the Effective Time:

•	each outstanding share of Common Stock would automatically be changed into one-eighth of a share of Common Stock;

•	the number of shares of Common Stock subject to the Company’s outstanding options and warrants, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares issuable upon conversion of the Company’s convertible preferred stock will be reduced by a factor of eight;

•	the number of authorized shares of Common Stock under the Company’s Restated Certificate of Incorporation would be fixed at 40,000,000; and

•	any other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect.

Reasons for the Reverse Stock Split
      For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse stock split, see the caption entitled “Reasons for the Reverse Stock Split” in Proposal 5.
Principal Effects of a One-for-Eight Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-eight reverse stock split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed one-for-eight reverse stock split, each share of Common Stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one-eighth of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by us, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares of Common Stock issuable upon conversion of the Company’s convertible preferred stock and convertible notes, will be reduced by a factor of eight. No fractional shares of Common Stock will be issued in connection with the proposed reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.
      Because the reverse stock split will apply to all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the Common Stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the Common Stock on the Company’s balance sheet will be reduced to one-eighth of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding.
      If the proposed Reverse Split Amendment is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.
      The proposed Reverse Split Amendment would also fix the number of authorized shares of Common Stock at 40,000,000. The Board of Directors considered that the number of authorized shares would be reduced proportionately with the reverse stock split, but believed that this would reduce the number of authorized shares too drastically and limit the Company’s flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. As a result, the Board of Directors has provided in the Reverse Split Amendment that the number of authorized shares of Common Stock of the Company be set at 40,000,000.
      Stockholders have no dissenter’s right under Delaware law or the Company’s Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws with respect to the reverse stock split.
Cash Payment in Lieu of Fractional Shares
      For a discussion of the treatment of fractional shares resulting from the reverse stock split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 5.
Federal Income Tax Consequences
      For a discussion of the federal income tax consequences of the reverse stock split, see the caption entitled “Federal Income Tax Consequences” in Proposal 5.

Board Discretion to Implement the One-for-Eight Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-eight reverse stock split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the Company’s next annual meeting of stockholders, authorize the one-for-eight reverse stock split and file the Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock. Notwithstanding the approval by the stockholders of the Reverse Split Amendment at the Annual Meeting, the Board of Directors may, in its sole discretion, determine not to implement the one-for-eight reverse stock split. If the Board of Directors does not implement the one-for-eight reverse stock split before the date of the Company’s next annual meeting of stockholders, or if the Board of Directors implements the reverse stock split in another ratio approved by the stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect a one-for-eight reverse stock split (or to effect a reverse stock split in the other ratio or ratios that were not selected) will no longer have any effect. In any such event, the Board of Directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-EIGHT REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 40,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.
PROPOSAL 8 — TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 35,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.
General
      The Company’s stockholders are being asked to approve four different proposals for a reverse split of the Common Stock in the ratios of one-for-four, one-for-six, one-for-eight and one-for-ten. The board of directors has adopted a resolution (i) declaring the advisability of each of the reverse stock splits, (ii) approving the Reverse Split Amendments, subject to stockholder approval, and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders. Following approval of one or more of the Reverse Split Amendments at the Annual Meeting, the Board of Directors will have the authority, without further stockholder consent, to effect any one of the Reverse Split Amendments approved by the stockholders at such time as the Board of Directors may determine is in the best interest of the Company and its stockholders. In the event the Board of Directors determines to implement a reverse stock split, the Company will file the Reverse Split Amendment containing the ratio that, in the Board of Directors’ judgment, will be most beneficial to the Company and the Company’s stockholders, in light of various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock.
      The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the one-for-ten Reverse Split Amendment or any other Reverse Split Amendment approved by the stockholders if it determines such is not in the best interests of the Company and the Company’s stockholders. If none of the Reverse Split Amendments approved by the stockholders is subsequently implemented by the Board of Directors before the next annual meeting of stockholders, all such Reverse Split Amendments will be deemed abandoned, without any further effect. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      In this proposal, the Company’s stockholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Restated Certificate of Incorporation, as amended, to effect a one-for-ten reverse split of the issued and outstanding Common Stock and to fix the number of authorized shares of Common Stock at 35,000,000 on a post-split basis, without further approval or authorization of the Company’s stockholders, at any time prior to the Company’s next annual meeting of stockholders.
      If approved by the Company’s stockholders and implemented by the Board of Directors, the proposed one-for-ten reverse stock split would become effective by filing the Reverse Split Amendment attached hereto as Exhibit E with the Delaware Secretary of State. At the Effective Time:

•	each outstanding share of Common Stock would automatically be changed into one-tenth of a share of Common Stock;

•	the number of shares of Common Stock subject to the Company’s outstanding options and warrants, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares issuable upon conversion of the Company’s convertible preferred stock will be reduced by a factor of ten;

•	the number of authorized shares of Common Stock under the Company’s Restated Certificate of Incorporation would be fixed at 35,000,000; and

•	any other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect.
Reasons for the Reverse Stock Split
      For a discussion of the reasons underlying the Company’s decision to seek approval for the reverse stock split, see the caption entitled “Reasons for the Reverse Stock Split” in Proposal 5.
Principal Effects of a One-for-Ten Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-ten reverse stock split is approved at the Annual Meeting and the Board of Directors elects to effect the proposed one-for-ten reverse stock split, each share of Common Stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one-tenth of a share of Common Stock. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by us, the number of shares reserved for future issuances under the Company’s stock plans and the number of shares of Common Stock issuable upon conversion of the Company’s convertible preferred stock and convertible notes, will be reduced by a factor of ten. No fractional shares of Common Stock will be issued in connection with the proposed reverse stock split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.
      Because the reverse stock split will apply to all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the Common Stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the Common Stock on the Company’s balance sheet will be reduced to one-tenth of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of the Common Stock outstanding.
      If the proposed Reverse Split Amendment is approved at the Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.
      The proposed Reverse Split Amendment would also fix the number of authorized shares of Common Stock at 35,000,000. The Board of Directors considered that the number of authorized shares would be reduced proportionately with the reverse stock split, but believed that this would reduce the number of authorized shares too drastically and limit the Company’s flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures, acquisitions, stock incentive plans and other general corporate purposes. As a result, the Board of Directors has provided in the Reverse Split Amendment that the number of authorized shares of Common Stock of the Company be set at 35,000,000.
      Stockholders have no dissenter’s right under Delaware law or the Company’s Restated Certificate of Incorporation, as amended, or the Company’s Amended and Restated Bylaws with respect to the reverse stock split.
Cash Payment in Lieu of Fractional Shares
      For a discussion of the treatment of fractional shares resulting from the reverse stock split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 5.
Federal Income Tax Consequences
      For a discussion of the federal income tax consequences of the reverse stock split, see the caption entitled “Federal Income Tax Consequences” in Proposal 5.
Board Discretion to Implement the One-for-Ten Reverse Stock Split
      If the Reverse Split Amendment for the proposed one-for-ten reverse stock split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the Company’s next annual meeting of stockholders, authorize the one-for-ten reverse stock split and file the Reverse Split Amendment with the Delaware Secretary of State. The determination by the Board of Directors will be based on various factors, including market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price for the Common Stock. Notwithstanding the approval by the stockholders of the Reverse Split Amendment at the Annual Meeting, the Board of Directors may, in its sole discretion, determine not to implement the one-for-ten reverse stock split. If the Board of Directors does not implement the one-for-ten reverse stock split before the date of the Company’s next annual meeting of stockholders, or if the Board of Directors implements the reverse stock split in another ratio approved by the stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect a one-for-ten reverse stock split (or to effect a reverse stock split in the other ratio or ratios that were not selected) will no longer have any effect. In any such event, the Board of Directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 35,000,000 SHARES, SUCH AMENDMENT TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS

WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.
ACCOUNTING MATTERS
Report of the Audit Committee
      During the fiscal year ended December 31, 2005, the Audit Committee of the Company’s Board of Directors was composed of three non-employee members and acted under a written charter approved by the Board in June 2000 and amended on April 28, 2004. All members of the Audit Committee are independent directors pursuant to the listing standards of the American Stock Exchange as described above.
      The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with audit standards generally accepted in the United States of America and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the registered public accounting firm, the following:

•	the plan for, and the registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	management’s selection, application and disclosure of significant accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.
Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America.
      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 or SAS 61 (Communication with Audit Committees), with the Company’s registered public accounting firm. SAS 61 requires the Company’s registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the initial selection of and changes in significant accounting policies;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates;

•	adjustments arising from the audit that, in the registered public accounting firm’s judgment, have a significant effect on the entity’s financial reporting; and

•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

      The Company’s registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires registered public accounting firms to disclose annually in writing all relationships that in the registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee discussed with the registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the registered public accounting firm’s provision of the other, non-audit related services to the Company, which are referred to in “Principal Accountant Fees and Services” below, is compatible with maintaining such registered public accounting firm’s independence.
      Based on its discussions with management and the Company’s registered public accounting firm, its review of the representations and information provided by management, and the report of the Company’s registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE

William S. Reardon, Chairman
C. Keith Hartley
Alison Taunton-Rigby
Registered Public Accounting Firm
      On March 13, 2006 the Audit Committee selected Ernst & Young LLP to serve as the Company’s registered public accounting firm for the year ending December 31, 2006. Ernst & Young LLP has served as the Company’s registered public accounting firm starting with the year ended December 31, 2002.
      Representatives of Ernst & Young will be present at the Annual Meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.
Principal Accountant Fees and Services

Audit Fees
      Ernst & Young LLP’s fees for audit services totaled $169,117 and $191,027 for 2005 and 2004, respectively. Audit services were comprised of services associated with the 2005 and 2004 annual audits, registration statements and reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees
      Ernst & Young LLP’s fees for audit-related services totaled $22,446 and $11,825 for 2005 and 2004, respectively. Audit-related services were comprised of employee benefit plan audits and services provided in connection with Section 404 of the Sarbanes-Oxley Act in 2005.

Tax Fees
      Ernst & Young LLP’s fees for tax services totaled $24,500 and $13,600 for 2005 and 2004, respectively. Tax services were comprised of tax compliance, tax advice and tax planning services.

All Other Fees
      Ernst & Young LLP did not have any fees for any other services for 2005 or 2004.

Pre-Approval Policies and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
OTHER MATTERS
      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
      The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile, internet and personal interviews. Idera reserves the right to retain other outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.
Householding of Annual Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and Annual Report may have been sent to multiple stockholders in one household. Upon request, the Company will promptly deliver separate copies of this Proxy Statement and Annual Report. To make such a request, please call (617) 679-5500 or write to Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139. To receive separate copies of the Annual Report and Proxy Statement in the future, or to receive only one copy for the household, please contact your bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.
Submission of Future Stockholder Proposals for 2007 Annual Meeting
      Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at the Company’s 2007 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Investor Relations, 345 Vassar Street, Cambridge, Massachusetts 02139, prior to January 3, 2007. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.
      If a stockholder of the Company wishes to present a proposal before the 2007 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company’s proxy statement under SEC rules, such stockholder must give written notice of such proposal to the Secretary of the Company at the principal offices of the Company not less than 60 days nor more than 90 days prior to the 2007 Annual Meeting. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting to the stockholders, notice by the stockholders must be received by the Secretary no later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder’s proposal if it is otherwise properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority to vote on stockholder proposals under circumstances consistent with the SEC’s rules.
      THE BOARD OF DIRECTORS ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. REGISTERED STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES, AFTER PROVIDING WRITTEN NOTICE AT THE ANNUAL MEETING OF REVOCATION OF THE PROXY.

By Order of the Board of Directors,

Robert G. Andersen, Secretary
                    , 2006

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.
      Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
      By action of the Board of Directors of the Corporation at a meeting held on April 12, 2006, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 7, 2006. The resolution setting forth the amendment is as follows:
RESOLVED:
      That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Two Hundred and Ninety Million (290,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this                     day of                     , 2006.

IDERA PHARMACEUTICALS, INC.

By:

Name:
Title:

A-1

EXHIBIT B
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.
      Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
      By action of the Board of Directors of the Corporation at a meeting held on April 12, 2006, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 7, 2006. The resolution setting forth the amendment is as follows:
RESOLVED:
      That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-four reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each four shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the Effective Time.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Seventy-Five Million (75,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this                     day of                     , 200 .

IDERA PHARMACEUTICALS, INC.

By:

Name:
Title:

B-1

EXHIBIT C
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.
      Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
      By action of the Board of Directors of the Corporation at a meeting held on April 12, 2006, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 7, 2006. The resolution setting forth the amendment is as follows:
RESOLVED:
      That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-six reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each six shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the Effective Time.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Fifty Million (50,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this                     day of                     , 200 .

IDERA PHARMACEUTICALS, INC.

By:

Name:
Title:

C-1

EXHIBIT D
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.
      Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
      By action of the Board of Directors of the Corporation at a meeting held on April 12, 2006, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 7, 2006. The resolution setting forth the amendment is as follows:
RESOLVED:
      That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-eight reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the Effective Time.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Forty Million (40,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this                     day of                     , 200 .

IDERA PHARMACEUTICALS, INC.

By:

Name:
Title:

D-1

EXHIBIT E
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
IDERA PHARMACEUTICALS, INC.
      Idera Pharmaceuticals, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
      By action of the Board of Directors of the Corporation at a meeting held on April 12, 2006, the Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware at a meeting of stockholders held on June 7, 2006. The resolution setting forth the amendment is as follows:
RESOLVED:
      That the first paragraph of Article FOURTH of the Certificate of Incorporation be and hereby is amended and restated in its entirety so that the same shall read as follows:

“FOURTH. That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-ten reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the American Stock Exchange during regular trading hours for the five trading days immediately preceding the Effective Time.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Thirty-Five Million (35,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), which may be issued from time to time in one or more series as set forth in Part B of this Article FOURTH.”
      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this                     day of                     , 200 .

IDERA PHARMACEUTICALS, INC.

By:

Name:
Title:

E-1

FOLD AND DETACH HERE
IDERA PHARMACEUTICALS, INC.
Dear Stockholder:
Please take note of the important information enclosed within this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 7, 2006.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Idera Pharmaceuticals, Inc.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no indication is made, the proxies shall vote “FOR” the director nominees and “FOR” proposal numbers 2 through 8.
Please mark your votes as indicated in this example	☑
A vote FOR the director nominees and FOR proposal numbers 2 through 8 is recommended by the Board of Directors.

Election of Class I Directors.	2)	Approval of amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 200,000,000 shares to 290,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL
FOR	WITHHELD	EXCEPT
☐	☐	☐	3)	Approval of amendment to increase the number of shares available for issuance under the Company’s 2005 Stock Incentive Plan from 5,000,000 shares to 9,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			4)	Approval of amendment to increase the number of shares of Common Stock authorized for issuance under the 1995 Employee Stock Purchase Plan from 500,000 shares to 1,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			5)	Approval of amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-four reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 75,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			6)	Approval of amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-six reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 50,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			7)	Approval of amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-eight reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 40,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			8)	Approval of amendment to the Company’s Restated Certificate of Incorporation to effect a one-for-ten reverse split of the Company’s issued and outstanding shares of Common Stock and to fix on a post-split basis the number of authorized shares of Common Stock at 35,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: 01 Dr. Robert W. Karr and 02 Dr. James B. Wyngaarden	Mark box at right if an address change has been noted on the reverse side of this card	☐

If you do not wish your shares voted “FOR” a particular nominee, mark the “For All Except” box and strike a line through the nominee name as listed above. Your shares will be voted for the remaining nominee.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE BE SURE TO SIGN
AND DATE THIS PROXY.
Date                                                            Stockholder
Signature
Please sign this proxy exactly as your name appears hereon. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

IDERA PHARMACEUTICALS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Annual Meeting of Stockholders — June 7, 2006
     Those signing on the reverse side, revoking prior proxies, hereby appoint(s) Dr. Sudhir Agrawal, Robert G. Andersen and Dr. Robert W. Karr or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Idera Pharmaceuticals, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of the Company and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

HAS YOUR ADDRESS CHANGED?

PLEASE VOTE, DATE AND SIGN
ON OTHER SIDE AND RETURN
PROMPTLY IN ENCLOSED ENVELOPE.